AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 1999
                                             REGISTRATION NO. 333-____
-------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        --------------------------------

                             REGISTRATION STATEMENT
                                   ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        --------------------------------

                               ION NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                            22-2413505
        (State or Other Jurisdiction               (I.R.S. Employer
              of Incorporation                    Identification No.)
               or Organization)


                           STEPHEN B. GRAY, PRESIDENT
                               ION NETWORKS, INC.
                                21 MERIDIAN ROAD
                            EDISON, NEW JERSEY 08820
                                 (732) 494-4440
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                          ----------------------------
                                    COPY TO:

                              JAMES ALTERBAUM, ESQ.
                             DAVID R. FISHKIN, ESQ.
                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 704-6000

                          -----------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective, as determined by market conditions.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                              ---------------------

         If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                              ---------------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                         CALCULATION OF REGISTRATION FEE

                                                                Proposed                 Proposed
                                                                 Maximum                  Maximum                 Amount of
Title of each class of securities      Amount to             Aggregate price             Aggregate              registration
to be registered                     be registered              per share             offering price                fee
====================================================================================================================================

Common Stock, $.001 par
value per share                        4,087,741               $5.53125(1)             $22,610,317.41             $6,285.67

Common Stock, $.001 par                546,875(2)              $5.53125(1)             $3,024,902.34               $840.92
value per share

Common Stock, $.001 par                259,375(2)               $6.00(3)                $1,556,250                 $432.64
value per share
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c); based on the average of the high ask ($5.8125) and low bid ($5.25) prices for the Common Stock as reported on the Nasdaq Stock Market on August 13, 1999.

(2)      Represents shares of Common Stock issuable upon exercise of warrants.

(3) Represents the exercise price per share of Common Stock underlying each such warrant.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.


     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED
            WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.
                  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE
         SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES
             IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                           ---------------------------

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY
   NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN
              ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION,
                              DATED AUGUST 20, 1999

                               ION NETWORKS, INC.

                        4,893,991 SHARES OF COMMON STOCK


                             -----------------------



         o The shares of our common stock offered by this prospectus are being sold by the selling stockholders.

         o We will not receive any proceeds from the sale of these shares. Since 806,250 of these shares are issuable upon exercise of warrants, we will receive proceeds from the exercise of such warrants, if any, and those proceeds will be used for our general corporate purposes.

         o On August 13, 1999, the closing bid price of our common stock on the Nasdaq SmallCap Market was $5.5625.

         o Our executive offices are located at 21 Meridian Road, Edison, New Jersey 08820, our telephone number is (732) 494-4440 and our website is at "www.ionnetworks.com."



                  NASDAQ SmallCap symbol for our Common Stock:
                                     "IONN"



THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

               --------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               --------------------------------------------------

                                ___________, 1999

                                TABLE OF CONTENTS


Where You Can Find More Information About Us..................................3
Incorporation of Certain Documents by Reference...............................3
Risk Factors..................................................................5
Forward-Looking Statements...................................................10
Use of Proceeds..............................................................10
Dividend Policy..............................................................10
Selling Stockholders ........................................................11
Description of Securities....................................................15
Plan of Distribution ........................................................17
Indemnification for Securities Act Liabilities...............................18
Legal Matters................................................................18
Experts .....................................................................18

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public over the Internet at the SEC's Website at "http://www.sec.gov."

         We have filed with the SEC a registration statement on Form S-3 to register the shares being offered. This Prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us and our common stock, you should refer to the registration statement and to the exhibits and schedules filed as part of that registration statement, as well as the documents we have incorporated by reference which are discussed below.
 You can review and copy the registration statement, its exhibits and schedules, as well as the documents we have incorporated by reference, at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits and schedules, are also available on the SEC's web site.

         This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1.   Annual Report on Form 10-KSB for the year ended March 31, 1999;
     2.   Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;
     3.   The Company's Proxy Statement for the 1999 Annual Meeting of
          Stockholders;
     4. Current Report on Form 8-K dated (date of earliest event reported) March 31, 1999 (as filed on April 9, 1999);
     5. The description of our Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on January 23, 1985.

         You may request a copy of these filings, at no cost, by writing or telephoning us at 21 Meridian Road, Edison, New Jersey 08820, (732) 494-4440.
Attention: Mr. Kenneth G. Hay, Chief Financial Officer.

         This Prospectus contains certain forward-looking statements which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "expect," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, statements that describe our future plans, objectives and goals are also forward-looking statements. Our factual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements as a result of certain factors, including those listed in "Risk Factors" and elsewhere in this Prospectus.

         WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF ______________, 1999.

                            -------------------------

                                  RISK FACTORS

         BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH SUCH PURCHASE, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS, AND THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE IN THE SECTION "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE VULNERABLE TO TECHNOLOGICAL CHANGES

         The markets we serve experience rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, more advanced products produced by our competitors could erode our position in our existing markets or other markets that we may enter. It is difficult to estimate the life cycles of our products and services. Our future success will depend, in part, upon our ability to enhance existing products and services and to develop new products and services on a timely basis. In addition, our products and services must keep pace with technological developments and we must address increasingly sophisticated customer needs. We might experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and services. New products and services and enhancements might not meet the requirements of the marketplace and achieve market acceptance. If these things happen, they would materially and negatively affect our financial condition and results of operations.

WE CANNOT BE CERTAIN ABOUT OUR PRODUCT DEVELOPMENT

         Our products are currently being used by a small number of customers and there can be no assurance that the products will prove to be sufficiently reliable in widespread commercial use. It is common for hardware and software as complex and sophisticated as that incorporated in our products to experience errors or "bugs" both during development and subsequent to commercial introduction. We cannot assure you that all the potential problems will be identified, that any bugs that are located can be corrected on a timely basis or at all, or that additional errors will not be located in existing or future products at a later time or when usage increases. Any such errors could delay the commercial introduction or use of existing or new products and require modifications in systems that have already been installed. Remedying such errors has been and may continue to be costly and time consuming. Delays in debugging or modifying our products could materially and adversely affect our competitive position with respect to existing and new technologies and products offered by our competitors.

THERE IS POTENTIAL FOR FLUCTUATION IN OUR QUARTERLY AND ANNUAL OPERATING RESULTS

         In the past, we experienced fluctuations in our quarterly and annual operating results and we anticipate that such fluctuations will continue and could intensify. Our quarterly and annual operating results may vary significantly depending on a number of factors, including:

         o the timing of the introduction or acceptance of new products and services;
         o     changes in the mix of products and services provided;
         o     long sales cycles;

         o     changes in regulations affecting our business;
         o amount of research and development expenditures necessary for new product development and innovation;
         o     changes in our operating expenses;
         o     uneven revenue streams; and
         o     general economic conditions.

Revenue recognition for our products is based upon various performance criteria and varies from customer to customer and product to product. We cannot assure you that our levels of profitability will not vary significantly among quarterly periods or that in future quarterly periods our results of operations will not be below prior results or the expectations of public market analysts and investors. If this occurs, the price of our common stock could significantly decrease.

WE CANNOT BE CERTAIN THAT OUR PRODUCTS IN DEVELOPMENT WILL EVER BECOME COMMERCIALLY VIABLE

         We have a variety of products that are in the research and development stage, including those incomplete products that we purchased from SolCom Systems Limited when we acquired SolCom in March 1999. These products have not yet met technological feasibility and therefore do not contribute to our revenue. If, as a result of the uncertainties surrounding the successful completion of these projects, we are unable to establish technological feasibility and are unable to produce commercially viable products, the anticipated future revenue attributable to the expected sales and profits from such products will not be realized. This would have a significant negative effect on our future financial condition, results of operations and cash flows.

WE HAVE SIGNIFICANT COMPETITION

         We are subject to significant competition from different sources for our different products and services. We can not assure you that the market will continue to accept our hardware and software technology or that we will be able to compete successfully in the future. We believe that the main factors affecting competition in the network management business are:

         o the products' ability to meet various network management and security requirements;
         o the products' ability to conform to the network and/or computer systems;
         o     the products' ability to avoid becoming technologically outdated;
         o the willingness and the ability of distributors to provide support customization, training and installation; and
         o     the price.

Although we believe that our present products and services are competitive, we compete with a number of large computer, electronics and telecommunications manufacturers which have financial, research and development, marketing and technical resources far greater than ours. Our competitors include Net Scout Inc., Hewlett- Packard, Inc., 3Com Corp., Technically Elite, Inc., Bay Networks Inc., Shomiti Systems Inc., Visual Networks, Inc., Concord Communications, Inc. and Sync Research, Inc. Such companies may succeed in producing and distributing competitive products more effectively than we can produce and distribute our products, and may also develop new products which compete effectively with our products.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS, PERMITTING COMPETITORS TO DUPLICATE OUR PRODUCTS AND SERVICES

         We hold no patents on any of our technology. Although we do license some of our technology from third parties, we do not consider any of these licenses to be material to our operations. We have made a consistent effort to minimize the ability of competitors to duplicate our software technology utilized in our products. However, there remains the possibility of duplication of our products, and competing products have already been introduced. Any such duplication by our competitors could negatively impact on our business and operations.

WE RELY ON SEVERAL KEY CUSTOMERS FOR A SIGNIFICANT PORTION OF OUR BUSINESS

         Our business is dependent to a great extent on several key customer relationships, including PTT Holland (KPN), Lucent Technologies, AT&T, RHYTHMS NetConnections and MCI WorldCom. Our sales to these customers represented approximately 61% of our revenue for the fiscal year 1999. We also have significant "original equipment manufacturer" relationships with Lucent Technologies and Hewlett-Packard, Inc., which accounted for approximately 21% of our revenues for fiscal year 1999. In addition, as a result of our recent acquisitions of SolCom and certain selected assets of LeeMAH DataCom Security Corporation, we have established new customer relationships with Hewlett-Packard, Inc., Siemens Corporation and Bell South. The loss of any of these customers would likely significantly decrease our revenues and future prospects.

WE DEPEND UPON KEY MEMBERS OF OUR EMPLOYEES AND MANAGEMENT

         Our business is greatly dependent on the efforts of our executive officers and key employees, and on our ability to attract key personnel. Our success depends in large part on the continued services of our key management, sales, engineering, research and development and operational personnel and on our ability to continue to attract, motivate and retain highly qualified employees and independent contractors in those areas. Competition for such personnel is intense and we can not assure you that we will successfully attract, motivate and retain key personnel. The inability to hire and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect upon our business, financial condition and results of operations. Currently, we do not maintain "key man" insurance policies with respect to any of our employees.

WE MAY HAVE DIFFICULTY COMPLYING WITH GOVERNMENT REGULATION

         Due to the sophistication of the technology employed in our devices, export of our products is subject to governmental regulation. As required by law or demanded by customer contract, we routinely obtain approval of our products by Underwriters' Laboratories. Additionally, because many of our products interface with telecommunications networks, our products are subject to several key Federal Communications Commission ("FCC") rules and thus FCC approval is necessary as well.

         Part 68 of the FCC rules contains the majority of the technical requirements with which telephone systems must comply to qualify for FCC registration for interconnection to the public telephone network. Part 68 registration represents a determination by the FCC that telecommunication equipment interfacing with the public telephone network complies with certain interference parameters and we intend to apply for FCC Part 68 registration for all of our new products.

         Part 15 of the FCC rules requires equipment classified as containing a Class A computing device to meet certain radio and television interference requirements, especially as such requirements relate to operations of such equipment in a residential area. Certain of our products are subject to Part 15.

         The European Community is developing a similar set of requirements for its members and we have begun the process of compliance for Europe.

RISKS RELATING TO THE YEAR 2000 ISSUE

         Many currently installed computer systems and software products accept only two digit codes to define a specific year. Computer equipment and software with embedded technology which are time-sensitive may recognize the two digit date code "00" as the year 1900 rather than the year 2000, resulting in system failure or miscalculations. This problem is generally referred to as the "Year 2000 issue". We use software and related technologies that will be affected by the "Year 2000 issue." We began the process of identifying the changes required to our computer programs and hardware during 1996. We believe that all of our major programs and hardware are Year 2000 compliant. We believe that we will not incur any significant costs between now and January 1, 2000 to resolve Year 2000 issues. However, we cannot assure you that other companies' computer systems and applications on which our operations rely will be timely converted, or that any such failure to convert by another company would not have a material negative effect on our systems and operations. Furthermore, there can be no assurance that the software that we use which has been designed to be Year 2000 compliant, contains all necessary date code changes.

THERE ARE LIMITATIONS ON THE LIABILITY OF OUR DIRECTORS AND OFFICERS

         Our Certificate of Incorporation, as amended, and our Bylaws contain provisions limiting the liability of our directors for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought by or in our right for breach of a director's duties to us or to our stockholders except in certain limited circumstances. In addition, our Certificate of Incorporation, as amended, and our Bylaws contain provisions requiring us to indemnify our directors, officers, employees and agents serving at our request, against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to our best interests. The Certificate of Incorporation and the Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for us. These provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their fiduciary duties, even though such an action, if successful, might otherwise benefit us and our stockholders.

                      RISKS ASSOCIATED WITH OUR SECURITIES


WE DO NOT ANTICIPATE THE PAYMENT OF DIVIDENDS

         We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all available funds for use in the operation of our business. Thus, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

THERE IS POTENTIAL FOR FLUCTUATION IN THE MARKET PRICE OF OUR SECURITIES

         Because of the nature of the industry in which we operate, the market price of our securities is highly volatile. Factors such as announcements by us or others of technological innovations, new commercial products, regulatory approvals or proprietary rights developments, and competitive developments all may have a significant impact on our future business prospects and market price of our securities.

WE MAY NEED TO RAISE MORE MONEY IN THE FUTURE

         We may need to seek additional financing in the future as a result of a variety of factors, including in the event of unanticipated technical or other problems. We cannot assure you that additional financing will be available to us on acceptable terms or at all. If we are not able to secure additional financing on terms that we consider acceptable to us, our business may be negatively impacted and we may not be able to expand, take advantage of opportunities in the marketplace or respond effectively to competitive pressures.

SHARES THAT ARE ELIGIBLE FOR SALE IN THE FUTURE MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK

         As of August 18, 1999, an aggregate of 5,851,444 of the outstanding shares of our common stock are "restricted securities" as that term is defined in Rule 144 under the federal securities laws. These restricted shares may be sold pursuant only to an effective registration statement under the securities laws or in compliance with the exemption provisions of Rule 144 or other securities law provisions. Rule 144 permits sales of restricted securities by any person (whether or not an affiliate) after one year, at which time sales can be made subject to the Rule's existing volume and other limitations. Rule 144 also permits sales of restricted securities by non-affiliates without adhering to Rule 144's existing volume or other limitations after two years. In general, an "affiliate" is a person with the power to manage and direct our policies. The SEC has stated that generally, executive officers and directors of an entity are deemed affiliates of the entity. Future sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could negatively affect the price of our common stock.

                          FORWARD - LOOKING STATEMENTS

         In this prospectus, we make statements about our future financial condition, results of operations and business. These are based on estimates and assumptions made from information currently available to us. Although we believe these estimates and assumptions are reasonable, they are uncertain. These forward-looking statements can generally be identified because the context of the statement includes words such as may, will, expect, anticipate, intend, estimate, continue, believe or other similar words. Similarly, statements that describe our future expectations, objectives and goals or contain projections of our future results of operations or financial condition are also forward-looking statements. Our future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements, including those listed under the heading "Risk Factors" and other cautionary statements in this prospectus. Unless otherwise required by applicable securities laws, we assume no obligation to update any such forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                                 USE OF PROCEEDS

         The Selling Stockholders are selling all of the shares covered by this Prospectus for their own account. Accordingly, we will not receive any of the proceeds from the resale of the shares. We may receive proceeds from the exercise of the warrants. We will use such net proceeds, if any, for general corporate purposes and working capital. We have agreed to bear the expenses relating to the registration of the shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.

                                 DIVIDEND POLICY

         We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain all available funds for use in the operation of our business. As such, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

                              SELLING STOCKHOLDERS

         This Prospectus covers the resale by the Selling Stockholders of up to 4,893,991 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock"), which includes an aggregate of 500,000 shares of Common Stock issuable upon exercise of warrants (the "Warrants") and 306,250 shares of Common Stock issuable upon exercise of additional warrants (the "Additional Warrants"). The Shares, Warrants and Additional Warrants were issued by the Company pursuant to transactions consummated in March 1999, June 1999 and August 1999, respectively. For more details regarding such transactions, see "Description of Securities -- The Transactions" and "Description of Securities -- Common Stock".

         The following table lists certain information regarding the Selling Stockholders' ownership of shares of Common Stock as of August 13, 1999, and as adjusted to reflect the sale of the Shares. Information concerning the Selling Stockholders may change from time to time. The information in the table concerning the Selling Stockholders who may offer Shares hereunder from time to time is based on information provided to us by such stockholders.


                                  Shares of                Shares of               Shares of Common Stock Owned
                                Common Stock                 Common                     after Offering (1)
                               Owned Prior to             Stock to be        ---------------------------------
Name of Selling Stockholder       Offering                    Sold                Number            Percent
                             -------------------        ----------------     -------------       -------------


Special Situations Private
Equity Fund, L.P.                     499,999(2)(3)           499,999(2)(3)        0               0

Special Situations Fund III,
L.P.                                1,251,633(2)(4)(7)        656,250(2)(4)  595,383(7)          4.6

Special Situations Cayman
Fund, L.P.                            432,419(2)(5)(8)        218,749(2)(5)  213,670(8)          1.6

Special Situations
Technology Fund, L.P.                 125,002(2)(6)           125,002(2)(6)        0               0

Alza Corporation
Retirement Plan                        40,000                  40,000              0               0
City of Milford Pension &

Retirement Fund                        75,000                  75,000              0               0

NFIB Corporate Account                 60,000                  60,000              0               0

Public Employee Retirement
System of Idaho                       500,000                 500,000              0               0
City of Stamford Firemen's

Pension Fund                           75,000                  75,000              0               0

State of Oregon PERS/ZCG              645,000                 645,000              0               0

The Jenifer Altman
Foundation                             40,000                  40,000              0               0

                                      - 11-



                                  Shares of                Shares of               Shares of Common Stock Owned
                                Common Stock                 Common                     after Offering (1)
                               Owned Prior to             Stock to be        ---------------------------------
Name of Selling Stockholder       Offering                    Sold                Number            Percent
                             -------------------        ----------------     -------------       -------------

Dean Witter Foundation                 45,000                  45,000              0               0

Roanoke College                        45,000                  45,000              0               0

Butler Family LLC                      20,000                  20,000              0               0

David Zesiger                          12,000                  12,000              0               0

Fred & Lucy Giampino

JTWROS                                 10,000                  10,000              0               0

The Ferris Hamilton Family
Trust                                  15,000                  15,000              0               0

Mary Ann S. Hamilton

Trust for Self                         15,000                  15,000              0               0

HBL Charitable Unitrust                15,000                  15,000              0               0

Andrew Heiskell                        40,000                  40,000              0               0

Helen Hunt                             15,000                  15,000              0               0

Jeanne L. Morency                      12,000                  12,000              0               0

Murray Capital, LLC                    13,000                  13,000              0               0

Domenic J. Mizio                       50,000                  50,000              0               0

Morgan Trust Co. of the

Bahamas Ltd. as Trustee

U/A/D 11/30/93                         35,000                  35,000              0               0

Susan Uris Halpern                     20,000                  20,000              0               0

William B. Lazar                       13,000                  13,000              0               0

Wells Family LLC                       85,000                  85,000              0               0

Harold & Grace Willens

JTWROS                                 10,000                  10,000              0               0

Albert L. Zesiger                      50,000                  50,000              0               0

Barrie Ramsay Zesiger                  25,000                  25,000              0               0

Wolfson Investment

Partners LP                            20,000                  20,000              0               0


                                      -12-



                                  Shares of                Shares of               Shares of Common Stock Owned
                                Common Stock                 Common                     after Offering (1)
                               Owned Prior to             Stock to be        ---------------------------------
Name of Selling Stockholder       Offering                    Sold                Number            Percent
                             -------------------        ----------------     -------------       -------------

Lady Margaret Elliot                  148,322                  94,349           53,973             *

Ann H. Gloag                          137,796                  87,654           50,142             *

Helen Sealey                          189,907                 120,802           69,105             *

Andrew Sealey                         111,523                  70,941           40,582             *

Brian Souter                          277,028                 176,221           100,807            *

Michael David Rutterford               71,769                  45,653           26,116             *

June Georgina Rutterford                9,570                   6,087            3,483             *

Ali Taheri                              7,177                   4,565            2,612             *

Hugh Evans                         446,338(9)                  60,209         386,129(9)          3.0

Trustees of the Hugh Evans
Family Trust                            4,785                   3,043            1,742             *

Keith Laing                        75,051(10)                  34,088         40,963(10)           *

Colin Laing                               479                     304             175              *

Peter J. MacLaren                 224,123(11)                  31,169         192,954(11)         1.5

Elizabeth Marie McQuillan              43,062                  27,391           15,671             *

Peter Wilson                      436,770(12)                  54,123         382,647(12)         2.9

Alison Wilson                           7,656                   4,870            2,786             *

Francis DeLaura                   162,618(13)                  92,791         69,827(13)           *

Anderson Strathern

Nominees Limited                       52,631                  33,479           19,152             *

EFG Reads Trustees
Limited as Trustees of M.D.
Rutterford's Trust                    110,046                  70,001           40,045             *

EFG Reads Trustees
Limited as Trustees of J.G.
Rutterford's 1991 Trust               110,046                  70,001           40,045             *


                                      -13-



                                   Shares of            Shares of               Shares of Common Stock Owned
                                 Common Stock             Common                     after Offering (1)
                                Owned Prior to         Stock to be        ---------------------------------
Name of Selling Stockholder        Offering                Sold                Number            Percent
                               ------------------    ----------------     -------------       -------------


First Security Van Kasper       206,250(2)(14)       206,250(2)(14)           0                     0
Baruch Halpern                  100,000(2)(15)       100,000(2)(15)           0                     0

                              ================    ================         ==============     ==============
Total                         7,242,000(16)        4,893,991          2,348,009(16)              18.1

---------------------

* Represents less than one (1%) percent of the issued and outstanding Common Stock.

(1) Assumes that all of the Shares are sold and no other shares of Common Stock are sold by the Selling Stockholders during the offering period.

(2) Assumes the exercise by each such Selling Stockholder of all of their respective Warrants or Additional Warrants, as the case may be.

(3) Includes 166,666 shares of Common Stock issuable upon exercise of Warrants.

(4) Includes 218,750 shares of Common Stock issuable upon exercise of Warrants.

(5) Includes 72,916 shares of Common Stock issuable upon exercise of Warrants.

(6) Includes 41,668 shares of Common Stock issuable upon exercise of Warrants.

(7) Includes 267,242 shares of Common Stock issuable upon exercise of currently exercisable Common Stock purchase warrants.

(8) Includes 97,180 shares of Common Stock issuable upon exercise of currently exercisable Common Stock purchase warrants.

(9) Includes 165,480 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(10) Includes 21,462 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(11) Includes 82,020 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(12) Includes 165,480 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(13) Includes 16,746 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(14) Includes 206,250 shares of Common Stock issuable upon exercise of Additional Warrants.

(15) Includes 100,000 shares of Common Stock issuable upon exercise of Additional Warrants.

(16) Includes an aggregate of (i) 670,672 shares of Common Stock issuable upon exercise of currently exercisable Common Stock purchase warrants and (ii) 451,188 shares of Common Stock issuable upon exercise of currently exercisable stock options.

                            DESCRIPTION OF SECURITIES

GENERAL

         The total amount of authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 200,000 shares of preferred stock, par value $10.00 per share (the "Preferred Stock"). As of August 13, 1999, there were 12,977,329 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

THE TRANSACTIONS

ACQUISITION OF SOLCOM SYSTEMS LIMITED

          On March 31, 1999, the Company consummated the purchase of all of the outstanding share capital of SolCom Systems Limited ("SolCom"), a company incorporated under the Companies Act 1985 of the United Kingdom, in consideration of the issuance by the Company to the shareholders of SolCom of
(i) an aggregate of 2,200,233 shares of Common Stock and (ii) options to purchase an aggregate of 451,188 shares of Common Stock. An aggregate of 1,087,741 shares of Common Stock issued to the SolCom shareholders are being offered hereby.

JUNE 1999 PRIVATE FINANCING

         Pursuant to a stock purchase agreement dated as of June 7, 1999 (the "June 1999 Stock Purchase Agreement"), certain Selling Stockholders purchased an aggregate of 1,000,000 shares of Common Stock and were granted Warrants to purchase an aggregate of 500,000 shares of Common Stock (the "Warrant Shares") for an aggregate consideration equal to $3,000,000.

         Subject to the terms and conditions set forth in the Warrants, each of the Warrants is exercisable for a period of three (3) years from the date of grant. The Warrants are exercisable at $4.50 per share with respect to 250,000 Warrant Shares and $6.00 with respect to the remaining 250,000 Warrant Shares. The exercise prices of the Warrants and the number of shares of Common Stock issuable upon exercise thereof are subject to adjustment as provided therein, including without limitation, anti-dilution provisions pertaining to the declaration of stock dividends, mergers, consolidations or liquidations.

AUGUST 1999 PRIVATE PLACEMENT

         Pursuant to a stock purchase agreement dated as of August 5, 1999 (the "August 1999 Stock Purchase Agreement"), certain Selling Stockholders purchased an aggregate of 2,000,000 shares of Common Stock for an aggregate consideration equal to $9,500,000.

ADDITIONAL WARRANTS

         In addition, two Selling Stockholders were granted warrants (the "Additional Warrants") to purchase an aggregate of 306,250 shares of Common Stock (the "Additional Warrant Shares") in consideration of financial advisory services provided to the Company by such Selling Stockholders in connection with the June 1999 Private Financing and August 1999 Private Placement. An aggregate of 18,750 Additional Warrants are exercisable for a period of three (3) years from the date of grant and the remaining 287,500 Additional Warrants are exercisable for a period of five (5) years from the date of grant. The Additional Warrants are exercisable at $4.75 per share with respect to 250,000 Additional Warrant Shares, $3.00 per share with respect to 37,500 Additional Warrant Shares, $4.50 per share with respect to 9,375 Additional Warrant Shares and $6.00 with respect to the remaining 9,375 Additional Warrant Shares.

COMMON STOCK

         Holders of shares of Common Stock are entitled to one vote per share on all matters that are submitted to the stockholders for their approval and have no cumulative voting rights. The holders of the Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available from time to time for this purpose. Upon liquidation or dissolution of the Company, the remainder of the Company's assets will be distributed ratably among the holders of Common Stock, after the payment of all liabilities and payment to the holders of any Preferred Stock. All of the outstanding shares of Common Stock are fully-paid and nonassessable.

PREFERRED STOCK

         The Company's Preferred Stock may be issued from time to time by the Company's Board of Directors without the approval of the Company's stockholders. The Board of Directors is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the dividend rights, the redemption provisions, conversion provisions, liquidation preferences and other rights and preferences not in conflict with the Company's Certificate of Incorporation or with Delaware law.

TRANSFER AGENT AND WARRANT AGENT

         American Stock Transfer & Trust Company, New York, New York is the transfer agent and registrar for the Common Stock and warrant agent for the Warrant Shares.

DELAWARE TAKEOVER STATUTE AND CERTAIN CHARTER PROVISIONS

         The Company is subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may offer their shares of Common Stock at various times in one or more of the following transactions:

         o on any U.S. securities exchange on which the Common Stock may be listed at the time of such sale;
         o     in the over-the-counter market;
         o in transactions other than on such exchanges or in the over-the-counter market;
         o     in connection with short sales;
         o     in a combination of any of the above transactions.

         The Selling Stockholders may offer their shares of Common Stock at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The Selling Stockholders may use broker-dealers to sell their shares of Common Stock. If this happens, broker-dealers will either receive discounts or commissions from the Selling Stockholder, or they will receive commissions from purchasers of shares of Common Stock for whom they acted as agents. Such brokers may act as dealers by purchasing any and all of the Shares covered by this Prospectus either as agents for others or as principals for their own accounts and reselling such securities pursuant to this Prospectus.

         The Selling Stockholders and any broker-dealers or other persons acting on the behalf of parties that participate in the distribution of the shares may be deemed to be underwriters. As such, any commissions or profits they receive on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         As of the date of this Prospectus, the Company is not aware of any agreement, arrangement or understanding between any broker or dealer and any of the Selling Stockholders with respect to the offer or sale of Shares pursuant to this Prospectus.

         To the extent required under the Securities Act, the Company will file a supplemental prospectus to disclose (a) the name of any such broker-dealers,
(b) the number of Shares involved, (c) the price at which such Shares are to be sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) that such broker-dealers did not conduct any investigation to verify the information set out in this Prospectus, as supplemented, and (f) other facts material to the transaction.

         The Selling Stockholders are selling all of the shares covered by this Prospectus for their own account. Accordingly, the Company will not receive any proceeds from the resale of these shares. The Company shall receive proceeds from the exercise of the Warrants. The Company anticipates using such net proceeds for general corporate purposes.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Certificate of Incorporation, as amended, provides that the liability of the Company's directors shall be limited to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Certificate of Incorporation provides that the Company shall indemnify directors, officers, employees and agents of the Company acting in such capacity to the fullest extent permitted by such law.


                                  LEGAL MATTERS

         The validity of the securities being offered hereby was passed upon by Parker Chapin Flattau & Klimpl, LLP, New York, New York.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the year ended March 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

   WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR ANY OTHER PERSON TO GIVE
ANY INFORMATION OR TO REPRESENT ANYTHING
NOT CONTAINED IN THIS PROSPECTUS. YOU
MUST NOT RELY ON ANY UNAUTHORIZED                    4,893,991 SHARES OF
INFORMATION. THIS PROSPECTUS DOES NOT                   COMMON STOCK
OFFER TO SELL OR BUY ANY SHARES IN ANY
JURISDICTION WHERE IT IS UNLAWFUL. THE
INFORMATION IN THIS PROSPECTUS IS
CURRENT AS OF _______________, 1999.


         ----------------------

          TABLE OF CONTENTS

                                        Page
                                        ----

 Where You Can Find More Information
    About Us..............................3
 Incorporation of Certain Documents
    by Reference..........................3
 Risk Factors.............................5
 Forward-Looking Statements..............10
 Use of Proceeds.........................10              --------------
 Dividend Policy.........................10
 Selling Stockholders ...................11               PROSPECTUS
 Description of Securities...............15
 Plan of Distribution ...................17              --------------
 Indemnification for Securities
   Act Liabilities.......................18
 Legal Matters...........................18
 Experts ................................18

                                                        _____________, 1999

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses payable in connection with the issuance and distribution of the securities being registered under this Registration Statement which will be paid by the Company. The Selling Stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

                  Filing fee for registration statement..    $    7,559.23
                  Legal fees and expenses................    $   25,000.00
                  Accounting fees and expenses...........    $    2,500.00
                  Blue Sky expenses......................    $    1,450.00
                  Miscellaneous expenses.................    $      990.77
                                                              ----------------
                       Total.............................    $   37,500.00
                                                              ================

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         Article Tenth of the Company's Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons whom the Company shall have the power to indemnify under Section 145 to the fullest extent permitted by such Section 145. In addition, Article Ninth of the Company's Certificate of Incorporation provides, in general, that the liability of the directors of the Company shall be limited to the fullest extent permitted by the DGCL. The DGCL generally permits the limitation of a director's liability, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (which provides that, under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DGCL's provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

Number     Description of Exhibit
------     ----------------------

4.1 Stock Purchase Agreement by and among the Company and certain of the Selling Stockholders dated as of June 7, 1999.
4.2        Form of Warrant to Purchase Common Stock.
4.3 Stock Purchase Agreement by and among the Company and certain of the Selling Stockholders dated as of August 5, 1999.
4.4* Share Purchase Agreement, as amended, dated as of December 28, 1998, by and among the Company, SolCom
           Systems Limited ("SolCom"), the shareholders of SolCom and certain representatives thereof.
4.5*       Registration Rights Agreement dated as of March 31,
           1999, by and among the Company, the shareholders of SolCom and certain representatives thereof.
5.1        Opinion of Parker Chapin Flattau & Klimpl, LLP.
23.1       Consent of PricewaterhouseCoopers LLP.
23.2       Consent of Parker Chapin Flattau & Klimpl, LLP (included in Exhibit
           5.1 hereto).
24.1       Power of Attorney (included on Signature Page hereto).

----------------------

* Incorporated by Reference to Appendix A of the Company's Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on March 11, 1999.


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

         The undersigned small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edison, State of New Jersey on August 16, 1999.

                                                     ION NETWORKS, INC.


                                                     By: /s/ Stephen B. Gray
                                                        ------------------------
                                                             Stephen B. Gray

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stephen B. Gray and Kenneth G. Hay and each of them with power of substitution, as his attorney-in-fact, in all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of August, 1999.

Signature                     Title
---------                     -----

/s/ Stephen B. Gray        President, Chief Executive Officer,
-----------------------    Chief Operating Officer and Director
Stephen B. Gray


/s/ Stephen M. Deixler     Chairman of the Board of Directors
-----------------------
Stephen M. Deixler

/s/ Kenneth G. Hay          Chief Financial Officer and Treasurer (Principal
------------------------    Financial Officer and Principal Accounting Officer)
Kenneth G. Hay


/s/ Michael Radomsky        Director
------------------------
Michael Radomsky


/s/ Alexander C. Stark      Director
------------------------
Alexander C. Stark


/s/ William Martin Ritchie  Director
--------------------------
William Martin Ritchie


/s/ Alan Hardie             Director
--------------------------
Alan Hardie